Exhibit 99

NEWS RELEASE

Constance C. Bienfait

Vice President, Investor Relations

561-989-5800 | www.nabi.com

FOR IMMEDIATE RELEASE

Nabi Biopharmaceuticals Announces Results of StaphVAX®

Confirmatory Phase III Clinical Trial

— Study Failed to Show that StaphVAX Prevents S. aureus Infections in Kidney Disease Patients —

— Company to Increase Focus on Other Pipeline Products —

Rockville, Maryland, November 1, 2005—Nabi Biopharmaceuticals (Nasdaq: NABI) today announced that StaphVAX® [Staphylococcus aureus Polysaccharide Conjugate Vaccine] failed to meet its primary endpoint in the company’s confirmatory Phase III clinical trial.

The study, a randomized, double-blinded, placebo-controlled trial of 3,600 patients on hemodialysis, found no reduction in S. aureus types 5 and 8 infections in the StaphVAX group as compared to the placebo group. The company will immediately initiate an assessment to determine the factors causing this outcome, including the vaccine target (S. aureus polysaccharide capsule) and the quality of the antibody generated by the vaccine. Results will be available within the next few months. It is important to note, however, that StaphVAX was highly immunogenic, confirming that Nabi Biopharmaceuticals’ vaccine conjugation technology is effective in producing and sustaining high levels of specific antibodies.

Thomas H. McLain, chairman, president and chief executive officer, Nabi Biopharmaceuticals, stated, “We are obviously surprised and very disappointed with the results of the StaphVAX confirmatory Phase III trial. While we complete our assessment over the next few months, we will re-focus our capabilities in developing vaccine and antibody products in other areas of significant medical need. This includes advancing other bacterial vaccines in development; NicVAX™, a vaccine for smoking cessation; and Civacir™, an antibody product for the prevention of hepatitis C post-liver transplant. At the end of the third quarter, we had cash and marketable securities totaling $137 million and we will continue to generate cash margins earned on product sales. This assures our ability to accelerate the development of these programs, which are closely aligned with our business strategy and core competencies.”

Next Steps

While the company completes its assessment of the Phase III trial results, it will halt further development of StaphVAX and will withdraw its Marketing Authorization Application (MAA) to market StaphVAX in the European Union.

The company will also halt the development of Altastaph™ [Staphylococcus aureus Immune Globulin Intravenous (Human)], its investigational product for the prevention and treatment of S. aureus infections, as it is based on the same capsular polysaccharide technology as StaphVAX.

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Exhibit 99

Nabi Biopharmaceuticals Announces Results of StaphVAX®

Confirmatory Phase III Clinical Trial

The significant majority of the company’s development spending in 2005 has been directed toward pre-launch and clinical activities for StaphVAX and Altastaph. Spending on these activities will stop during the fourth quarter of 2005.

In addition, the company expects to advance the development of its other vaccine programs, including: NicVAX (Nicotine Conjugate Vaccine), which is currently in Phase IIb clinical trials; its non-capsular polysaccharide-based vaccine for S. aureus (type 336) in Phase I clinical trials; its S. epidermidis vaccine in Phase I clinical trials; and, its community-acquired S. aureus program (PVL) and Enterococcal vaccine in pre-clinical development.

The company also plans to advance the clinical development of its antibody product, Civacir [Hepatitis C Immune Globulin (Human)] for the prevention of hepatitis C after liver transplant.

About NicVAX

NicVAX is Nabi Biopharmaceuticals’ novel, innovative and proprietary investigational vaccine being developed to treat nicotine addiction and prevent smoking relapse. The company was recently awarded a $4.1 million grant by the U.S. National Institute on Drug Abuse (NIDA), part of the National Institutes of Health, for partial funding of the company’s development program for NicVAX.

By the end of 2005, Nabi Biopharmaceuticals intends to announce preliminary safety and immunogenicity results from a Phase IIb clinical study in Europe. These results will define the next clinical development steps for NicVAX. The company will manufacture NicVAX in its own vaccine facility in Boca Raton, Florida.

About Civacir

Civacir is an investigational human polyclonal antibody product that contains antibodies to the hepatitis C virus (HCV). Civacir is being developed for the prevention of hepatitis C after liver transplant.

The National Institutes of Health (NIH) has funded and conducted a Phase I/II clinical trial of Civacir in HCV-positive liver transplant patients at four study sites in the U.S. This randomized, controlled study evaluated the safety of dosing patients with Civacir during and after transplant surgery, the level of HCV-specific antibodies in trial subjects following dosing, liver enzyme levels (a measure of liver damage) and HCV levels in the transplanted livers.

Management will hold a conference call to discuss today’s results at 8:30 AM, Eastern time. To access the conference call in the U.S., please dial: 1-877-569-0953, passcode: 2058652; for international callers, please dial: 706-634-4967, passcode: 2058652. A replay of the call will be available until November 14, 2005, midnight, eastern time. For the replay, US callers, please dial: 1-800-642-1687, passcode: 2058652; international callers, please dial: 706-645-9291, passcode: 2058652.

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Exhibit 99

Nabi Biopharmaceuticals Announces Results of StaphVAX®

Confirmatory Phase III Clinical Trial

About Nabi Biopharmaceuticals

Nabi Biopharmaceuticals leverages its experience and knowledge in powering the immune system to develop and market products that fight serious medical conditions. We are poised to capture large commercial opportunities in our core business areas: Gram-positive bacterial infections, hepatitis, kidney disease (nephrology), and nicotine addiction. We have three products on the market today: PhosLo® (calcium acetate), Nabi-HB® [Hepatitis B Immune Globulin (Human)], and Aloprim™ [Allopurinol sodium (for injection)] and a number of products in various stages of clinical and pre-clinical development. The company also filed Marketing Authorization Applications (MAA) in Europe to market

Nabi-HB® Intravenous [Hepatitis B Immune Globulin (Human) Intravenous] under the trade name HEBIG™ for the prevention of hepatitis B disease in HBV-positive liver transplant patients; and for PhosLo, which is already marketed in the United States. The company’s products in development include NicVAX, a vaccine to treat nicotine addiction, and Civacir, an antibody for preventing hepatitis C virus re-infection in liver transplant patients. For additional information on Nabi Biopharmaceuticals, please visit our Website: http://www.nabi.com.

This press release contains forward-looking statements that reflect the company’s current expectations regarding future events. Any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties. Actual results may differ significantly from those in the forward-looking statements as a result of any number of factors, including, but not limited to, risks relating to the company’s ability to advance the development of products currently in the pipeline or in clinical trials; the company’s ability to maintain the human and financial resources to commercialize current products and bring to market products in development; likelihood of the company to announce preliminary safety and immunogenicity results from its Phase II NicVAX study by the end of 2005; the ability of the company to manufacture NicVAX in its own vaccine facility; the possibility that the company may not realize the value of its acquisition of PhosLo; the ability of the company to prevail in patent litigation; ability to raise additional capital on acceptable terms; the company’s dependence upon third parties to manufacture its products; the company’s ability to utilize the full capacity of its manufacturing facility; the impact on sales of Nabi-HB from patient treatment protocols and the number of liver transplants performed in HBV-positive patients; reliance on a small number of customers; the future sales growth prospects for the company’s biopharmaceutical products; and the company’s ability to obtain regulatory approval for its products in the U.S. or abroad or to successfully develop, manufacture and market its products. These factors are more fully discussed in the company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2004 filed with the Securities and Exchange Commission.

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